EXHIBIT 1.2


                       AGREEMENT TO EXCHANGE STOCK
                       ---------------------------

THIS AGREEMENT TO EXCHANGE STOCK (the "Agreement"), dated as of the 2nd day of June 1999, by and between RealAmerica Company, a Delaware corporation (hereinafter "RealAmerica"), Trucat Holding Company, Inc., a Delaware corporation (hereinafter "TRUCAT"), and those persons listed on Exhibit "A" attached hereto (such persons listed on Exhibit "A" being sometimes collectively referred to herein as the "TRUCAT Stockholders").

                          W I T N E S S E T H

     WHEREAS, the TRUCAT Stockholders and the Board of Directors of RealAmerica deem it advisable and in the best interests of (i) TRUCAT, (ii) the TRUCAT Stockholders and (iii) RealAmerica that RealAmerica acquire 100% of the issued and outstanding capital stock of TRUCAT, in exchange for (1.) 5,273,000 shares of RealAmerica Class B common stock and (2.) 91,000 shares of Series A Convertible Preferred Stock pursuant to this Agreement and applicable provisions of law (such transaction being hereinafter referred to as the "TRUCAT Acquisition"); and

     WHEREAS, RealAmerica, TRUCAT and the TRUCAT Shareholders each acknowledge that RealAmerica will dispose of its wholly-owned subsidiary, Merrion Reinsurance Company, Ltd., prior to closing of the TRUCAT Acquisition and that actions and agreements in connection with that sale will be available to TRUCAT and the TRUCAT Shareholders; and

     WHEREAS, the Board of Directors of RealAmerica and TRUCAT, respectively, have approved and adopted this Agreement; and

     WHEREAS, the TRUCAT Stockholders own and have the right to sell, transfer and exchange 100% of the issued and outstanding capital stock of TRUCAT to RealAmerica in accordance with the terms of this Agreement and applicable provisions of law.

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                     1.     Exchange of Common Stock.
                            -------------------------

     1.01 EXCHANGE. Subject to the terms and conditions herein set forth, at the time of closing set forth in Section 1.02 hereof, RealAmerica will issue and deliver or cause to be issued and delivered to the TRUCAT Stockholders the following: (1.) a total of 5, 273, 000 shares of RealAmerica's authorized Class B voting common stock, par value $0.001 per share, representing approximately 51 percent (51%) of the issued and outstanding Class B voting common stock in RealAmerica and (2.) a total of 91,000 shares of the Series A Preferred Stock, par value $10.00 per share, (together the "RealAmerica Shares"), in exchange for the conveyance by the TRUCAT Stockholders to RealAmerica of a total of shares of TRUCAT common stock (the "TRUCAT Shares"), representing 100% of the issued and outstanding capital stock of TRUCAT.

     1.02 TRUCAT (1998 INCENTIVE) STOCK OPTION PLAN. On the Closing Date RealAmerica shall assume the obligations of TRUCAT under its existing Stock Option Plan, and further agrees that the outstanding TRUCAT stock options listed on Schedule 1.02 attached hereto and made a part hereof shall be exercisable for and into RealAmerica Common Stock at an exercise price of $2.00 per share. As soon as practical after the Closing Date, RealAmerica shall issue replacement stock options for the TRUCAT stock options listed on
Schedule 1.02 attached hereto and made a part hereof and shall take all other necessary actions to effectuate the provisions of this Section 1.02.

     1.03 CLOSING. Subject to the terms and provisions of this Agreement, the closing of the RealAmerica Acquisition will be at 10:00 a.m. at the offices of RealAmerica , 100 NW Second Street, Suite 312, Evansville, IN 47708 on or before June 15, 1999, or at such earlier or later date or such other place as shall be mutually agreed upon by RealAmerica and the TRUCAT Stockholders, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."


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       2.     Representations and Warranties of the TRUCAT Stockholders.
              ----------------------------------------------------------

     Each of the TRUCAT Stockholders severally, and not jointly, represents and warrants to RealAmerica that, with respect to the TRUCAT shares owned by such TRUCAT Stockholder as set forth on Exhibit "A" attached hereto, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as through made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.

     2.01 AUTHORIZATION. The TRUCAT Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the TRUCAT Stockholder, enforceable in accordance with its terms and conditions. The TRUCAT Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement which have not been obtained.

     2.02 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the TRUCAT Stockholder is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the TRUCAT Stockholder is a party or by which he is bound or to which any of his assets are subject.

     2.03 OWNERSHIP. The TRUCAT Stockholder holds of record and owns beneficially the number of TRUCAT Shares set forth opposite his name as set forth on Exhibit "A" attached hereto. The TRUCAT Stockholder holds his TRUCAT Shares free and clear of any restrictions on transfer (other than restrictions under federal and state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. The TRUCAT Stockholder is not a party to any option, warrant, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of TRUCAT (other than this Agreement). The TRUCAT Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of TRUCAT.

     2.04 SPECULATIVE NATURE AND RISK. The TRUCAT Stockholders each understand and acknowledge the speculative nature of and substantial risk of loss associated with an investment in the RealAmerica Shares which may be subject to substantial dilution. The TRUCAT Stockholders each represent and warrant that the RealAmerica Shares constitute an investment which is suitable and consistent with their respective financial conditions and that they are each able to bear the risks of this investment for an indefinite period of time, which may include the total loss of their investment in RealAmerica. The TRUCAT Stockholders each further represent that they have adequate means of providing for their respective current financial needs and corporate and personal contingencies and no need for liquidity in their investment in RealAmerica and that they each have sufficient financial and business experience to evaluate the merits and risks of an investment in RealAmerica.

     2.05 FEDERAL OR STATE SECURITIES LAWS. The TRUCAT Stockholders each understand and acknowledge that the RealAmerica Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws and the TRUCAT Stockholders are each aware that no federal or state agency has made any review, finding or determination regarding the terms of their acquisition of the RealAmerica Shares nor any recommendation or endorsement of the RealAmerica Shares as an investment, and the TRUCAT Stockholders must each forego the security, if any, that such a review would provide.

     2.06 ACQUISITION FOR OWN ACCOUNT. The TRUCAT Stockholders each understand and acknowledge that the RealAmerica Shares are being offered and sold under exemptions from registration provided by the Act and


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exemptions provided by applicable state securities laws and the TRUCAT
Stockholders each warrant and represent that the RealAmerica Shares are being acquired by them solely for their own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. The TRUCAT Stockholders each represent and warrant that they have no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the RealAmerica Shares or which would guarantee them any profit or protect them against any loss with respect to the RealAmerica Shares. Further, the TRUCAT Stockholders have no plans to enter into any such agreement or arrangement, and, consequently, they must each bear the economic risk of an investment in the RealAmerica Shares for an indefinite period of time.

     2.07 LIMITATIONS ON RESALE OR TRANSFER. The TRUCAT Stockholders each understand and acknowledge that the RealAmerica Shares will be "restricted" as defined in Rule 144 under the Act and that therefore they cannot offer to sell, sell or otherwise transfer or distribute the RealAmerica Shares without registration thereof, which RealAmerica is not obligated to do, under both the Act and any applicable state securities laws, or unless an exemption is, in the opinion of RealAmerica's counsel, available to them under the Act and any applicable state securities laws. Such exemption is not now available and it is not anticipated that any such exemption will become available in the future. The TRUCAT Stockholders each further understand and acknowledge that the restrictions on the transfer of the RealAmerica Shares will be noted on the books of RealAmerica and that the stock certificate representing the RealAmerica Shares will bear a written legend setting forth the restriction on the transferability of the RealAmerica Shares in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

            3. Representations and Warranties Concerning TRUCAT.
               -------------------------------------------------

     TRUCAT represents and warrants to RealAmerica that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule delivered by TRUCAT to RealAmerica on the date hereof and initialed by the parties (the "TRUCAT Disclosure Schedule"). The TRUCAT Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     3.01 GOOD STANDING. TRUCAT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own and operate its properties and to carry on its business as and in places where such properties are owned, operated and conducted.

     3.02 CAPITALIZATION. The entire authorized capital stock of TRUCAT consists of 10,000,000 shares of common stock, par value $0.01 per share, of which 3,396,425 shares are issued and outstanding. All of the issued and outstanding shares of TRUCAT common stock have been duly authorized, are validly issued, fully paid, and nonassessable.

     3.03 FINANCIAL STATEMENTS. Attached as Section 3.03 of the TRUCAT Disclosure Schedule are the following financial statements (collectively, the TRUCAT Financial Statements"): (i) audited balance sheets of TRUCAT as of December 31, 1995, 1996 and 1997 and compiled (unaudited) balance sheet as of December 31, 1998 ("Most Recent TRUCAT Balance sheet"); and (iii) audited statements of operations, retained earnings and cash flows for the years ended December 31, 1995, 1996 and 1997 and unaudited statements of operations for the twelve (12) months ended December 31, 1998. The TRUCAT Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete in all material respects, and are consistent with the books and records of TRUCAT which books and records are also correct and complete in all material respects. Provided, however that the TRUCAT financial statements including the Most Recent Trucat Balance Sheet are subject to normal year-end adjustments, which will not be material; and they lack footnotes and other presentation items.


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     3.04     UNDISCLOSED LIABILITIES.  Except to the extent reflected or reserved against in the Most Recent TRUCAT Balance Sheet on the dates shown, or as set forth in Section 3.04 of the TRUCAT Disclosure Schedule, as of those dates, TRUCAT had no liabilities or obligations of any material nature, whether accrued, absolute, contingent or otherwise and, as of such dates, knows nor has reasonable grounds to know any basis for the assertion against TRUCAT of any liability of any nature or in any amount not fully reflected or reserved against in the Most Recent TRUCAT Balance Sheet which could have a materially adverse effect.

     3.05 EVENTS SUBSEQUENT. Subsequent to the Most Recent TRUCAT Balance Sheet and except as set forth in Section 3.05 of the TRUCAT Disclosure Schedule, TRUCAT has not (i) incurred any material liabilities or obligations, absolute or contingent, except current liabilities and obligations under contracts entered into in the ordinary course of business; (ii) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock; (iii) mortgaged or pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, excepting extensions or renewals of liens for liabilities set forth on the Most Recent TRUCAT Balance Sheet; (iv) sold or transferred any of its tangible assets or cancelled any debts or claims except in each case in the ordinary course of business; W made any capital expenditures other than in the ordinary course of business; or (vi) incurred any material or adverse losses or damages, to be involved in strikes, or other labor disputes.

     3.06 LITIGATION. Except as set forth in Section 3.06 of the TRUCAT Disclosure Schedule, there are no actions, suits or proceedings at law or in equity pending or, to the knowledge of TRUCAT and/or any of the officers or directors of TRUCAT, threatened against TRUCAT seeking damages; nor are there any suits threatened or pending before any federal, state or municipal government or any board, department or agency thereof involving TRUCAT. To the best of TRUCAT's knowledge, TRUCAT has no pending violation proceedings relating to state or federal environmental regulations.

     3.07 EMPLOYMENT MATTERS. Except as disclosed in the TRUCAT Disclosure Schedule, TRUCAT is not a party to any employment contract with any officer, director or other employee. TRUCAT is not bound by a contract with a labor union, pension or profit share plan or employee benefit plan, other than as listed in Section 3.07 of the TRUCAT Disclosure Schedule.

     3.08 SUBSIDIARIES. Except as disclosed on the TRUCAT Disclosure Schedule, TRUCAT has no subsidiaries.

     3.09 TAX MATTERS. TRUCAT has no knowledge or any reasonable grounds to know of any tax deficiencies which might be asserted against TRUCAT which could have a materially adverse effect. Since the date of the TRUCAT Financial Statements, TRUCAT has paid or has provided for payment of all federal and state withholding and unemployment insurance taxes and has filed all federal, state and local tax returns and reports when due; provided, however that certain expatriate contract workers are paid by a non-U.S. TRUCAT subsidiary and, in their respective capacities working abroad, may not be subject to the same withholding for U.S. income tax purposes as domestic contract workers or employees.

     3.10 PROPERTIES. Section 3.10 of the TRUCAT Disclosure Schedule sets forth a true and complete list of all material leases, contracts, understandings, commitments, plans or mortgages now in effect, to which TRUCAT is a party, or under which it is obligated, or which materially affect its properties. TRUCAT has complied with all material provisions of such leases, contracts, understandings, commitments, plans and mortgages and is not in material default with respect to any thereof.

     3.11 ADVERSE CHANGES. There has been no material adverse change in the condition, financial or otherwise, of TRUCAT from that set forth in the Most Recent TRUCAT Balance Sheet other than certain operating losses in the approximate estimated amount of $750,000 incurred in the first Quarter of 1999. To the best of TRUCAT's knowledge, TRUCAT is not aware of any facts that might result in any actions, suit or other proceeding that would result in any adverse change in the financial condition of TRUCAT. The business, properties and assets reflected in the TRUCAT Financial Statements have not been materially and adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, requisition or taking of property by any government or agency thereof, flood, drought, embargo, riot, activities of armed forces or acts of God or the public.


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     3.12     BOOKS AND RECORDS.  All of the minute books, stock certificate books and stock transfer ledgers of TRUCAT are complete and accurate in all material respects.

     3.13 INDEPENDENT INVESTIGATION OF REALAMERICA. TRUCAT confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the RealAmerica Shares, the business prospects and leases of RealAmerica. TRUCAT acknowledges that (i) RealAmerica has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and (ii) the RealAmerica Shares are a highly speculative investment with a high degree of risk of loss by TRUCAT of its investment therein. TRUCAT represents and warrants that in making the decision to acquire the RealAmerica Shares, it has relied upon the representations and warranties set out in Paragraph 4 below and on its own independent investigation of RealAmerica and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that TRUCAT and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from RealAmerica, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by TRUCAT of the RealAmerica Shares and any other matters concerning an investment in RealAmerica, and to obtain any additional information TRUCAT deems necessary to verify the accuracy of the information provided.

3.14     DISCLOSURE.  The representations and warranties contained in this
Section 3 do not contain any materially untrue statement of a fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

            4.     Representations and Warranties of RealAmerica
                   ---------------------------------------------

RealAmerica represents and warrants to the TRUCAT Stockholders and TRUCAT that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule delivered by RealAmerica to the TRUCAT Stockholders and TRUCAT on the date hereof and initialed by the parties (the "RealAmerica Disclosure Schedule"). RealAmerica, TRUCAT and the TRUCAT Shareholders each acknowledge that RealAmerica will dispose of its wholly-owned subsidiary, Merrion Reinsurance Company, Ltd., prior to closing of the TRUCAT Acquisition and that actions and agreements in connection with that sale will be available to TRUCAT and the TRUCAT Shareholders and the warranties and representations made herein are made in connection with the completion of that transaction. The RealAmerica Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     4.01 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. RealAmerica is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. RealAmerica is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. RealAmerica has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4. 01 of the RealAmerica Disclosure Schedule lists the directors and officers of RealAmerica. RealAmerica has made available for inspection by the TRUCAT Stockholders correct and complete copies of the Certificate of Incorporation and Bylaws of RealAmerica (as amended to date). The minute books containing the records of meetings of the stockholders, the Board of Directors and any committees of the Board of Directors, the stock certificate books and the stock record books of RealAmerica are correct and complete. RealAmerica is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

     4.02 CAPITALIZATION. The entire authorized capital stock of RealAmerica consists of (i) 50,000,000 shares of Class A common stock, par value $0.001 per share, of which no shares are issued and outstanding and no shares are held in treasury; (ii) 10,500,000 shares of Class B common stock, par value $0.001 per share of which 5,048,000 shares are issued and outstanding and (iii) 15,000,000 shares of preferred stock of which 91,000 shares of Series A preferred stock, par value $10.00 per share, are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and non-assessable and are held of record by the respective RealAmerica shareholders as set forth in RealAmerica's stock record books. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which RealAmerica is a party or which are binding upon RealAmerica providing for the


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issuance, disposition or acquisition of any of its capital stock, except as disclosed in Section 4.02 of the RealAmerica Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to RealAmerica. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of RealAmerica. Upon issuance, the RealAmerica Shares to be issued to the TRUCAT Stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

     4.03 NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the RealAmerica is subject or any provision of its Certificate of Incorporation or Bylaws of RealAmerica or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which RealAmerica is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. RealAmerica is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for RealAmerica to consummate the transactions contemplated by this Agreement.

     4.04 SUBSIDIARIES. RealAmerica does not own, directly or indirectly, any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity. RealAmerica has no subsidiaries.

     4.05 COMMON STOCK TRADING MARKET. The common stock of RealAmerica is eligible for quotation and is quoted on the National Association of Securities Dealers ("NASD") OTC Bulletin Board in accordance with the applicable rules of the NASD and Securities and Exchange Commission ("SEC") and is in compliance with applicable NASD and SEC rules for continuing quotation on the NASD Bulletin Board. The broker-dealers which are market-makers in the common stock of RealAmerica are Paragon Capital ("Market-Makers"). RealAmerica has furnished each Market-maker and each other broker-dealer effecting transactions in the Company's common stock with all information required by SEC Rule 15c2-11. RealAmerica, its officers, directors and affiliates have fully complied with any and all requests for information by the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market-maker, pursuant to SEC Rule 15c2-11. Any and all information provided by RealAmerica to the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market-maker, was, at the time if was furnished, accurate in all material respects.

     4.06 FINANCIAL STATEMENTS. Attached as Section 4.06 of the RealAmerica Disclosure Schedule are the following RealAmerica financial statements (collectively, the "RealAmerica Financial Statements") : (i) audited consolidated balance sheets as of the fiscal years ended November 30, 1994 and unaudited consolidated balance sheets as of November 30, 1995, 1996, and 1997 and audited consolidated statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended November 30, 1994, and the unaudited statements of operations for the fiscal years ending November 30, 1995, 1996, and 1997 (the "Most Recent RealAmerica Fiscal Quarter ") for RealAmerica. The RealAmerica Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete and are consistent with the books and records of RealAmerica which books and records are correct and complete; provided, however, that the Interim RealAmerica Financial Statements are subject to normal year-end adjustments (which will not be material) and lack complete footnotes and other presentation items. RealAmerica is delinquent in its filings with the NASD and the SEC, which delinquency until it is cured precludes RealAmerica to enjoy the availability of Rule 144 for the issuance and treatment of its capital stock; and, notwithstanding any cure to said delinquency by filing required statements with the SEC, RealAmerica may not be able to enjoy availability of an S-3 registration, an S-8 registration, or similar.

     4.07 EVENTS SUBSEQUENT. Subsequent to the Most Recent RealAmerica Balance Sheet and except as set forth in Section 4.07 of the RealAmerica Disclosure Schedule, RealAmerica has not (i) incurred any material liabilities or obligations, absolute or contingent, except current liabilities and obligations under contracts entered into in the ordinary course of business;
(ii) declared or made any payment or distribution to stockholders or


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purchased or redeemed any of its capital stock; (iii) mortgaged or pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, excepting extensions or renewals of liens for liabilities set forth on the Most Recent RealAmerica Balance Sheet; (iv) sold or transferred any of its tangible assets or cancelled any debts or claims except in each case in the ordinary course of business; (v) made any capital expenditures other than in the ordinary course of business; or (vi) incurred any material or adverse losses or damages, to be involved in strikes, or other labor disputes.

     4.08 UNDISCLOSED LIABILITIES. RealAmerica has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any liability), except for (i) liabilities set forth on the face of the RealAmerica Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent RealAmerica Fiscal Year End in the ordinary course of business, none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

     4.09 TAX MATTERS. Except as disclosed in the RealAmerica Disclosure Schedule, RealAmerica has no knowledge or any reasonable grounds to know of any tax deficiencies which might be asserted against RealAmerica. RealAmerica has paid or has provided for payment of all federal and state withholding and unemployment insurance taxes and has filed all federal, state and local tax returns and reports when due.

     4.10 TITLE TO PROPERTIES. RealAmerica has good and marketable title to, or valid leasehold interests in, all its properties and assets, real, personal and intangible, including without limitation, the assets reflected in the RealAmerica Financial Statements (except as since sold or otherwise disposed of in the ordinary course of business) free and clear of all mortgages, pledges, conditional sales agreements, claims, liens, security interests and encumbrances, except (i) as referred to or reflected in the Interim RealAmerica Financial Statements or in the notes thereto, and (ii) statutory liens for taxes not yet due and payable. RealAmerica has not received notice of violation of any applicable law, ordinance, regulation, order or requirement relating to such properties or assets. All leases pursuant to which RealAmerica leases any real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any existing default or event of default or event which, with notice or lapse of time, or both, would constitute a default which has been noticed to RealAmerica or of which RealAmerica is aware.

     4.11 REAL PROPERTY LEASES. RealAmerica is not a party to any lease or sublease of real property.

     4.12     INTELLECTUAL PROPERTY.

          (a) Except as disclosed in Section 4.12 of the RealAmerica Disclosure Schedule, RealAmerica does not own any Intellectual Property and is not a party to any license, sublicense, agreement, or permission with respect to any Intellectual Property (as defined below) necessary for the operation of its business as presently conducted and as presently proposed to be conducted. RealAmerica has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of RealAmerica have ever received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation.

          (b) As used herein, "Intellectual Property" means all (i) patents, patent applications, patent disclosures, and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, and documentation,
     (vi) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (vii) other proprietary rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     4.13 TANGIBLE ASSETS. Except as set forth on the RealAmerica Financial Statements, RealAmerica does not own or lease any tangible assets of any kind or nature.

     4.14 INVENTORY. RealAmerica has no inventory of products, raw materials or other supplies.

     4.15 LITIGATION. RealAmerica (i) is not subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge, and (ii) is a not party and, to the knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of RealAmerica, is not threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     4.16 ADVERSE CHANGES. There has been no material adverse change in the condition, financial or otherwise, of RealAmerica from that set forth in the Most Recent RealAmerica Balance Sheet. To the best of RealAmerica's knowledge, RealAmerica is not aware of any facts that might result in any actions, suit or other proceeding that would result in any adverse change in the financial condition of RealAmerica. The business, properties and assets reflected in the RealAmerica Financial Statements have not been materially and adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, requisition or taking of property by any government or agency thereof, flood, drought, embargo, riot, activities of armed forces or acts of God or the public.

     4.17 BOOKS AND RECORDS. All of the minute books, stock certificate books and stock transfer ledgers of RealAmerica are complete and accurate in all material respects.

     4.18 CERTAIN BUSINESS RELATIONSHIPS WITH REALAMERICA. None of the TRUCAT shareholders and their affiliates has been involved in any business arrangement or relationship with RealAmerica within the past 36 months, and none of the TRUCAT shareholders and their affiliates owns any property or right, tangible or intangible, which is used in the business of RealAmerica other than Davis Martin who, in his capacity of shareholder of RealAmerica and a former director, has advised or counselled with RealAmerica management and directors on an informal basis on the course of action to take in the operations capital structure of RealAmerica including re-capitalization and the transaction contemplated hereby.

     4.19 INDEPENDENT INVESTIGATION OF TRUCAT. RealAmerica confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the TRUCAT Shares, the business prospects and leases of TRUCAT. RealAmerica acknowledges that (i) TRUCAT has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and (ii) the TRUCAT Shares are a highly speculative investment with a high degree of risk of loss by RealAmerica of its investment therein. RealAmerica represents and warrants that in making the decision to acquire the TRUCAT Shares, it has relied upon its own independent investigation of TRUCAT and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that RealAmerica and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from TRUCAT, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by RealAmerica of the TRUCAT shares and any other matters concerning an investment in TRUCAT, and to obtain any additional information RealAmerica deems necessary to verify the accuracy of the information provided.

     4.20 DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

                        5.     Survival and Indemnity.
                               -----------------------

     5.01 SURVIVAL. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing Date, even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing Date, and shall continue in full force and effect for a period of one year thereafter.

     5.02 INDEMNIFICATION FOR BENEFIT OF THE TRUCAT STOCKHOLDERS. In the event RealAmerica breaches any of its representations, warranties and covenants contained herein, and provided that any TRUCAT Stockholder or TRUCAT makes a written claim for indemnification against RealAmerica pursuant to
Section 10.05, then RealAmerica agrees to and does hereby indemnify TRUCAT and the TRUCAT Stockholders from and against the entirety of any Adverse Consequences it may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that TRUCAT or the TRUCAT Stockholders may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     5.03 INDEMNIFICATION FOR BENEFIT OF REALAMERICA. In the event any of the TRUCAT Stockholders breach any of their respective representations, warranties and covenants contained herein, and provided that RealAmerica makes a written claim for indemnification against the TRUCAT Stockholder in breach pursuant to Section 10.05, then the TRUCAT Stockholders severally, and not jointly, agree to indemnify RealAmerica from and against the entirety of any Adverse Consequences RealAmerica may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     5.04 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Section 5, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 10 days after the Indemnified party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party not to be withheld unreasonably, and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provisions whereby the plaintiff or claimant in the matter releases the Indemnified Party for all liability with respect thereto, without the written consent of the Indemnified Party not to be withheld unreasonably. In the event no Indemnifying Party notifies the Indemnified Party with 10 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

     5.05 DETERMINATION OF LOSS. The parties shall make appropriate adjustment for tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money in determining the amount of loss for purposes of this Section 5.

     5.06 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any party may have for breach of representation, warranty or covenant.

     5.07 DEFINITION OF ADVERSE CONSEQUENCES. As used in this Section 5, "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, (including costs incurred to comply with applicable rules and regulations of the National Association of Securities Dealers and the Securities and Exchange

Commission) amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all attorneys' fees, accountants' fees and court costs.

               6.     Conduct and Transactions Prior to Closing.
                      ------------------------------------------

     6.01 INVESTIGATION; OPERATION OF BUSINESS OF TRUCAT. Between the date of this Agreement and the Closing Date:

          (a) TRUCAT agrees to give RealAmerica, its agents and representatives, full access to all of TRUCAT's premises and books and records, and to cause TRUCAT's officers to furnish RealAmerica with such financial and operating data and other information with respect to its business and properties as RealAmerica shall from time to time request. Provided, however, that any such investigation shall not affect any of the representations and warranties of TRUCAT hereunder and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of TRUCAT. In the event of termination of this Agreement, RealAmerica will return to TRUCAT all documents, work papers, and other material obtained from TRUCAT in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.


          (b) Except as set forth in the TRUCAT Disclosure Schedule, TRUCAT, to the extent required for continued operation of the business of TRUCAT without impairment, will use reasonable efforts to preserve substantially intact the business organization of TRUCAT, to keep available the services of the present officers and employees of TRUCAT, and to preserve the present relationships of TRUCAT with persons having significant business relationships with TRUCAT.

           (c) Except as set forth on the TRUCAT Disclosure Schedule, prior to Closing, TRUCAT will conduct its business only in the ordinary course and, by way of amplification and not limitation, TRUCAT will not, without the prior written consent of RealAmerica (i) issue any capital stock, or (ii) grant any stock options or warrants or other rights to purchase or otherwise acquire any shares of TRUCAT capital stock or issue any securities convertible into shares of TRUCAT capital stock, or (iii) adopt any employee benefit plans or modify or alter any existing employee benefit plan, or (iv) declare, set aside, or pay any dividend or distribution with respect to the capital stock of TRUCAT, or (v) directly or indirectly redeem, purchase or otherwise acquire any capital stock of TRUCAT, or (vi) effect a split or reclassification of any capital stock of TRUCAT or a recapitalization of TRUCAT, or (vii) amend or change the Certificate of Incorporation or Bylaws of TRUCAT or, (viii) grant any increase in the compensation payable or to become payable by TRUCAT to officers or salaried employees of TRUCAT or any increase regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for or with any officers or employees, or
     (ix) borrow or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others except in the ordinary course of business, or (x) waive any rights of substantial value, or (xi) except in the ordinary course of business, enter into an agreement, contract or commitment.

     6.02 INVESTIGATION; OPERATION OF BUSINESS OF REALAMERICA. Between the date of this Agreement and the Closing Date:

          (a) RealAmerica agrees to give to the TRUCAT Stockholders, their agents and representatives, full access to all premises and books and records, and to cause RealAmerica's officers to furnish the TRUCAT Stockholders with such financial and operating data and other information with respect to the business and properties of RealAmerica as the TRUCAT Stockholders shall from time to time request. Provided, however, that any such investigation shall not affect any of the representations and warranties of RealAmerica hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of RealAmerica. In the event of termination of this Agreement, the TRUCAT Stockholders will return to RealAmerica all documents, work papers and other material obtained from RealAmerica in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

          (b) RealAmerica, to the extent required for continued operation of the business of RealAmerica without impairment, will use reasonable efforts to preserve substantially intact the business organization of RealAmerica, to keep available the services of the present officers and employees of RealAmerica, and to preserve the present relationships of RealAmerica with persons having significant business relationships to RealAmerica.

          (c) Prior to closing, RealAmerica will cause RealAmerica to, conduct its business only in the ordinary course and, by way of amplification and not limitation, RealAmerica will not, without the prior written consent of the TRUCAT Stockholders, (i) issue any capital stock, or (ii) grant any stock options or warrants or other rights to purchase or otherwise acquire any shares of RealAmerica capital stock or issue any securities convertible into shares of RealAmerica capital stock, or (iii) adopt any employee benefit plans or modify or alter any existing employee benefit plan, or (iv) declare, set aside, or pay any dividend or distribution with respect to the capital stock of RealAmerica, or (v) directly or indirectly redeem, purchase or otherwise acquire any capital stock of RealAmerica, or (vi) effect a split or reclassification of any capital stock of RealAmerica or a re-capitalization of RealAmerica, or
     (vii) amend or change the Certificate of Incorporation or Bylaws of RealAmerica, or, (viii) grant any increase in the compensation payable or to become payable by RealAmerica to officers or salaried employees of RealAmerica or any increase regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for or with any officers or employees, or (ix) borrow or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others except in the ordinary course of business, or (x) waive any rights of substantial value, or (xi) except in the ordinary course of business, enter into an agreement, contract or commitment. RealAmerica, TRUCAT and the TRUCAT Shareholders each acknowledge that RealAmerica will dispose of its wholly-owned subsidiary, Merrion Reinsurance Company, Ltd., prior to closing of the TRUCAT Acquisition and that actions and agreements in connection with that sale will be available to TRUCAT and the TRUCAT Shareholders.

                                7.     Consents.
                                       ---------

Prior to Closing, the TRUCAT Stockholders and RealAmerica shall each use his or its respective reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the TRUCAT Stockholders or RealAmerica, as the case may be, to consummate the RealAmerica Acquisition.

                           8.     Conditions to Closing.
                                  ----------------------

     8.1 General Conditions. The obligations of the parties to effect the RealAmerica Acquisition shall be subject to the following conditions:

          (a) The Board of Directors and, to the extent required by law, the shareholders of RealAmerica and TRUCAT, shall have approved this Agreement in accordance with applicable provisions of state law.

          (b) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, filing or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of RealAmerica to acquire and own the TRUCAT Shares, (iv) affect adversely the right of the TRUCAT Stockholders to acquire and own the RealAmerica Shares; or M affect adversely the right of either RealAmerica or TRUCAT to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

          (c) All governmental approvals, the absence of which would have a materially adverse effect on RealAmerica or TRUCAT, respectively, on a consolidated basis, after the Closing Date, shall have been received.

     8.02 CONDITIONS OF OBLIGATIONS OF REALAMERICA. The obligation of RealAmerica to effect the RealAmerica Acquisition and to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by RealAmerica in writing:

          (a) (i)     the representations and warranties of the TRUCAT
     Stockholders and TRUCAT contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, and (ii) the TRUCAT Stockholders shall have each performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by him or it prior to the Closing Date.

          (b) The TRUCAT Stockholders shall have each obtained and delivered to RealAmerica consents to the transactions contemplated by this Agreement from the parties to all material contracts, referred to in the TRUCAT Disclosure Schedule attached hereto in accordance with this Agreement, which require such consent.

          (c) There shall not have occurred (i) any material adverse change, since the Most Recent TRUCAT Fiscal Year End, in the business, properties, results of operations or financial condition of TRUCAT, or
     (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of TRUCAT which will materially affect or impair the ability of TRUCAT to conduct. after the RealAmerica Acquisition the business now being conducted by RealAmerica.

          (d) All statutory requirements for the valid consummation by the TRUCAT Stockholders of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by the TRUCAT Stockholders of the transactions contemplated by this Agreement and to permit the business presently carried on by TRUCAT to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the TRUCAT Stockholders, TRUCAT, RealAmerica or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the RealAmerica Acquisition and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of the TRUCAT Stockholders, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

          (e) The stockholders of TRUCAT shall have each acknowledged to RealAmerica in writing (i) that the shares of RealAmerica common stock to be issued to them pursuant to the RealAmerica Acquisition will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state in reliance upon available exemptions from the registration requirements thereof; (ii) that all such shares of RealAmerica common stock will be subject to restrictions on transferability and may not be offered for sale, sold or otherwise transferred unless subsequently registered under the Securities Act and all other applicable securities laws or unless exemptions from the registration requirements of the Securities Act and all other applicable securities laws are available, as established to the satisfaction of RealAmerica, and (iii) the certificates evidencing such RealAmerica common stock will bear an appropriate legend evidencing the above referenced restrictions on transferability.

          (f) TRUCAT shall have furnished RealAmerica with a certificate, dated the Closing Date, stating that the respective representations and warranties of TRUCAT contained in Section 3 are true and correct on the Closing Date in all material respects as if then made.

          (g) all papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 9.03 shall be delivered at Closing.

     8.03 CONDITIONS OF OBLIGATION OF THE TRUCAT STOCKHOLDERS. The obligation of the TRUCAT Stockholders to effect the RealAmerica Acquisition and to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by the TRUCAT Stockholders in writing:

          (a) RealAmerica shall have furnished the TRUCAT Stockholders with (i.) certified copies of resolutions duly adopted by its Board of Directors and, to the extent required by law, the shareholders of RealAmerica, authorizing all necessary and proper corporate action to enable RealAmerica to comply with terms of this Agreement and approving the execution, delivery and performance of this Agreement, including the issuance of the RealAmerica Shares, and (ii) an Incumbency Certificate for the appropriate officers of RealAmerica.

          (b) (i)     the representations and warranties of RealAmerica herein
     shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) RealAmerica shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

          (c) RealAmerica shall have obtained and delivered to the TRUCAT Stockholders consents to the transactions contemplated by this Agreement from the parties to all material contracts, referred to in the RealAmerica Disclosure Schedule attached hereto in accordance with this Agreement, which require such consent.

          (d) There shall not have occurred (i) any material adverse change since the Most Recent RealAmerica Fiscal Quarter in the business, properties, results of operations or financial condition of RealAmerica, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of RealAmerica which will materially affect or impair the ability of RealAmerica to conduct, after the RealAmerica Acquisition, the business now being conducted by RealAmerica.

          (e) All statutory requirements for the valid consummation by RealAmerica of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by RealAmerica of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the TRUCAT Stockholders, TRUCAT, RealAmerica or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the RealAmerica Acquisition and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of RealAmerica shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transaction contemplated by this Agreement or to obtain, the damages in respect thereof.

          (f) RealAmerica shall have furnished TRUCAT with a certificate, dated the Closing Date, stating that the representations and warranties of RealAmerica contained in Section 4 are true and correct on the Closing Date in all material respects as if then made.

          (g) all papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 9.02 shall have been delivered at Closing.

                         9.     Actions at Closing.
                                -------------------

     9.01 ACTIONS AT THE CLOSING. At the Closing, RealAmerica and the TRUCAT Stockholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1.01 of this Agreement, and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance of delivery of their own securities. Certificates representing the RealAmerica Shares shall be issued and delivered as set forth on Exhibit "A" attached hereto. Certificates representing the TRUCAT Shares shall be duly endorsed by each of the TRUCAT Stockholders for transfer to RealAmerica or in blank, or have appropriately executed powers of attorney attached, and signatures shall be witnesses.

     9.02 DELIVERIES BY REALAMERICA. At Closing, RealAmerica will deliver to the TRUCAT Stockholders:

          (a)     certificates for the RealAmerica Shares as provided by
     Section 9.01 hereof;

          (b) certified copies of corporate resolutions and other corporate proceedings taken by RealAmerica to authorize the execution, delivery and performance of this Agreement and the appointment of to the Board of RealAmerica;

          (c) a board action electing a new slate of directors to the RealAmerica board comprised by the persons determined at the sole discretion of TRUCAT, together with subsequent resignations of the current Board of Directors of RealAmerica.

     9.03 DELIVERIES BY THE TRUCAT STOCKHOLDERS. At Closing, the TRUCAT Stockholders shall deliver to RealAmerica:

          (a)     certificates for the TRUCAT Shares as provided by Section
     9.01 hereof;

          (b) certified copies of corporate resolutions and other corporate proceedings taken by TRUCAT to authorize the execution, delivery and performance of this Agreement;

          (c) a certificate of Incumbency and signatures of the Board of Directors of TRUCAT dated as of the date of this Agreement.

                            10.     Termination.
                                    ------------

     10.01 TERMINATION OF THE AGREEMENT. The parties may terminate this Agreement as provided below:

          (a) RealAmerica, TRUCAT and the TRUCAT Stockholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the either party may terminate this Agreement by giving written notice to other party on or before the Closing Date if the either party is not satisfied with the results of their continuing business, legal and accounting due diligence regarding each other;

          (c) TRUCAT and/or the TRUCAT Stockholders may terminate this Agreement by giving written notice to RealAmerica at any time prior to the Closing (i) in the event RealAmerica has breached any representation, warranty or covenant contained in this Agreement in any material respect, TRUCAT and/or the TRUCAT Stockholders has notified RealAmerica of the breach and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before March 31, 1999, or such later date as may be agreed to by TRUCAT, the TRUCAT Stockholders and RealAmerica, in writing, by reason of the failure of any condition precedent under Section 8.03 hereof (unless the failure results primarily from TRUCAT or the TRUCAT Stockholders themselves breaching any representation, warranty or covenant contained in this Agreement); and

          (d) RealAmerica may terminate this Agreement by giving written notice to TRUCAT and the TRUCAT Stockholders at any time prior to the Closing (i) in the event TRUCAT or any TRUCAT Stockholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, RealAmerica has notified TRUCAT and the TRUCAT Stockholders of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 31, 1999, or such later date as may be agreed to by TRUCAT, the TRUCAT Stockholders and RealAmerica in writing, by reason of the failure of any condition precedent under Section 8.02 hereof ('unless the failure results primarily from RealAmerica itself breaching any representation, warranty or covenant contained in this Agreement).

     10.02 EFFECT OF TERMINATION. If either TRUCAT and/or the TRUCAT Stockholders or RealAmerica terminates this Agreement pursuant to Section
10.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

                              11.     General.
                                      --------

     11.1 BROKERS AND FINDERS. Each Party hereto represents that no broker, agent, finder or other party has been retained by either Party, and no brokerage or finder's fees or agent's commissions or other like payment has been agreed to be paid by him or it in connection with this Agreement or on account of the transactions contemplated by this Agreement. Each Party agrees to indemnify and hold harmless the other parties from and against any and every claim arising by breach of the aforesaid representation and warranty and all costs and. expenses, legal or otherwise, which any such party may incur as the result of any such claim.

     11.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties. Provided however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.

     11.03 SCHEDULES. The TRUCAT and RealAmerica Disclosure Schedules delivered pursuant to the terms of this Agreement shall be bound together, initialed by RealAmerica and TRUCAT and deemed attached hereto and made a part hereof.

     11.04 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished at the Closing Date.

     11.05 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

     11.06 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

If to RealAmerica:

RealAmerica Co.
100 NW Second Street
Suite 312
Evansville, IN 47708
Attn:     Mr. Jeffrey T. Wilson
          President

If to TRUCAT and TRUCAT Stockholders:

Trucat Holding Company, Inc.
5210 McKinney Avenue, Suite 300
Dallas, TX 75205
Attn:     Mr. George E. Burch III
          President

11.07 No Assignment. This Agreement may not be assigned by operation of law or otherwise, without the express written consent of each party hereto.

IN WITNESS WHEREOF, this Agreement has been duly signed by the TRUCAT Stockholders as is required by the TRUCAT By-Laws and applicable law as of the day and year first written above.

REALAMERICA Co.


By:  /s/ Jeffrey T. Wilson
    _______________________________________________
Jeffrey T. Wilson, President



TRUCAT HOLDING CO., INC.


By:   /s/ George E. Burch III
    _______________________________________________
George E. Burch III, President



THE TRUCAT SHAREHOLDERS

Corsan, Ltd.


By:   /s/ Davis Martin                      /s/ George E. Burch III
    _________________________________      __________________________________
     Davis Martin, AIF                     William H. Bruyere
                                           By George E. Burch III, AIF


 /s/ George E. Burch III                    /s/ George E. Burch III
_______________________________            __________________________________
George E. Burch III                        Bryan Burch
                                           By George E. Burch III, AIF


                                            /s/ Charles P. Miller
                                           __________________________________
                                           Charles P. Miller

Primos N.V.


By:  /s/ Davis Martin
    _______________________________________________
     Davis Martin, V.P.


Frontier Freight Forwarders, Inc.



By:  /s/ J. H. Raymond
    _______________________________________________
     J. H. Raymond, AIF